Exhibit 10.2

PURCHASE AND SALE AGREEMENT

BETWEEN

THE FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE

AS SELLER

AND

MORIAH REAL ESTATE COMPANY, LLC

AS PURCHASER

14400 HERTZ QUAIL SPRINGS PARKWAY

OKLAHOMA CITY, OKLAHOMA

September 24, 2010

SCHEDULE OF EXHIBITS

Reference

Exhibit “A”	Description of Property	p 3

Exhibit “B”	List of Personal Property	p 5

Exhibit “C”	List of Existing Commission Agreements and Management Agreement	pp 2, 4 & § 4.1(f)

Exhibit “D”	Form of Escrow Agreement	p 3

Exhibit “E”	List of Leases	p 4

Exhibit “F”	Exception Schedule	§ 4.1(i)

Exhibit “G”	List of Operating Agreements	p 4

Exhibit “H”	Form of Tenant Estoppel Certificate	p 5 & §§ 4.3(g) & 6.1(d)

Exhibit “I”	Property Tax Appeals	§ 4.1(g)

Exhibit “J”	Tenant Inducement Costs and Leasing Commissions re current tenants for which Seller is responsible	§ 5.4(d)

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Assignment and Assumption of Leases and Security Deposits and Leasing Commission Obligations arising after Closing

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of Assignment and Assumption of Operating Agreements

Schedule 5	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 6	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 7	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 8	Form of Seller’s FIRPTA Affidavit

Schedule 9	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

Schedule 10	WDC Deed

PURCHASE AND SALE AGREEMENT

14400 HERTZ QUAIL SPRINGS PARKWAY

OKLAHOMA CITY, OKLAHOMA

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 24th day of September, 2010, by and between THE FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture (“Seller”), and MORIAH REAL ESTATE COMPANY, LLC, a Texas limited liability company (“Purchaser”).

W I T N E S E T H:

WHEREAS, Seller desires to sell certain improved real property located at 14400 Hertz Quail Springs Parkway, City of Oklahoma, Oklahoma County, Oklahoma, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00 U.S.).

“Ancillary Closing Documents” shall mean, collectively, the Assignment and Assumption of Leases, the Assignment and Assumption of Operating Agreements, the General Assignment, and the Seller’s Certificate.

“Assignment and Assumption of Leases” shall mean the form of assignment and assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 2.

“Assignment and Assumption of Operating Agreements” shall mean the form of assignment and assumption of the Operating Contracts to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 4.

“Basket Limitation” shall mean an amount equal to Fifteen Thousand and No/100 Dollars ($15,000.00 U.S.).

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as SCHEDULE 3.

“Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Oklahoma are authorized by law or executive action to close.

“Cap Limitation” shall mean an amount equal to two and one-half percent (2.5%) of the Purchase Price.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(f) hereof, and such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Earnest Money” shall mean the Initial Earnest Money, together with any Additional Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and together with all interest which accrues thereon as provided in Section 2.3(c) hereof and in the Escrow Agreement.

“Effective Date” shall mean the date upon which Seller and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Clean Air Act, the Occupational Safety & Health Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Escrow Agent” shall mean Chicago Title Insurance Company, at its office at 200 Galleria Parkway, S.E., Suite 2060, Atlanta, GA 30339.

“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into contemporaneously with the execution and delivery of this Agreement by Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

“Existing Survey” shall mean that certain survey with respect to the Land and the Improvements prepared by MK Associates dated June 9, 2010.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 8.

“First Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(f) hereof.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.

“Initial Earnest Money” shall mean the sum of Fifty Thousand and No/100 Dollars ($50,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 5:00 P.M. local Atlanta, Georgia time on September 30, 2010.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Land and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; (iv) all trade names, trade marks and other identifying material associated with the Land and the Improvements; and (v) all of Seller’s right, title and interest in and to all assignable Operating Agreements that Purchaser agrees to assume (or is deemed to have agreed to assume).

“Land” shall mean those certain tracts or parcels of real property located in the City of Oklahoma, Oklahoma County, Oklahoma, which are more particularly described on EXHIBIT “A” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest of Seller, if any, in and to any all strips and gores and other land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

“Lease” and “Leases” shall mean the leases or occupancy agreements, including those in effect on the Effective Date which are more particularly identified on EXHIBIT “E” attached hereto, and any amended or new leases entered into pursuant to Section 4.3(a) of this Agreement, which as of the Closing affect all or any portion of the Land or Improvements.

“List of Leases” shall mean EXHIBIT “E” attached to this Agreement and made a part hereof.

“Losses” has the meaning ascribed thereto in Section 12.1 hereof.

“Major Tenant” or “Major Tenants” shall mean Avaya Inc.

“Management Agreement” shall have the meaning ascribed thereto in Section 4.1(f) hereof and is more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Monetary Objection” or “Monetary Objections” shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

“Operating Agreements” shall mean all those certain contracts and agreements more particularly described on EXHIBIT “G” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases, but specifically excluding any management or leasing agreements for the Property.

“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(q) hereof.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent with respect to the portion of such taxes allocable to Purchaser pursuant to the proration of such taxes at Closing in accordance with Section 5.4, (b) the Leases, and (c) any item to which Purchaser does not timely object in accordance with Section 3.4 or any objection that Purchaser later waives per Section 3.4.

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on EXHIBIT “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller’s business.

“Property” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser-Related Entities” has the meaning ascribed thereto in Section 12.1 hereof.

“Purchaser-Waived Breach” has the meaning ascribed thereto in Section 12.3 hereof.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) hereof.

“Security Deposits” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to any of the Leases.

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company in the form attached hereto as SCHEDULE 6.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 7.

“Seller Related Entities” has the meaning ascribed thereto in Section 12.4 hereof.

“Seller-Waived Breach” has the meaning ascribed thereto in Section 12.4 hereof.

“Survey” and “Surveys” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean certificates to be sought from the tenants under the Leases in substantially the form attached hereto as EXHIBIT “H”.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being understood and agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(p) hereof.

“Title Company” shall mean Chicago Title Insurance Company, 200 Galleria Parkway, S.E., Suite 2060, Atlanta, GA 30339.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Warranty Deed” shall mean the form of deed attached hereto as SCHEDULE 1.

ARTICLE 2.

PURCHASE AND SALE

2.1.    Agreement to Sell and Purchase.  Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):

(a)	the Land;

(b)	the Improvements;

(c)	all of Seller’s right, title and interest in and to the Leases, any guaranties of the Leases and the Security Deposits;

(d)	the Personal Property; and

(e)	the Intangible Property.

2.2.    Permitted Exceptions.  The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions.

2.3.    Earnest Money.

(a)    On the date of the execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Initial Earnest Money with Escrow Agent. If Purchaser fails to timely deposit the Initial Earnest Money with Escrow Agent, then, at the option of Seller, exercisable by written notice to Purchaser and Escrow Agent, this Agreement shall terminate, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(b)    If Purchaser has not terminated this Agreement prior to the expiration of the Inspection Period pursuant to the terms hereof, on or before the business day following the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Additional Earnest Money with Escrow Agent; and that if Purchaser fails to timely deposit the Additional Earnest Money with Escrow Agent, then, at the option of Seller, exercisable by written notice to Purchaser and Escrow Agent delivered at anytime prior to Purchaser’s deposit of the Additional Earnest Money, this Agreement shall terminate, and Escrow Agent shall deliver the Initial Earnest Money to Seller, and neither party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(c)    The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income from time to time earned on the Initial Earnest Money and the Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money and all such interest and other income.

2.4.    Purchase Price.  Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Five Million Three Hundred Thousand and No/100 DOLLARS ($5,300,000.00 U.S.). The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a)    The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b)    At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price the Earnest Money paid by Escrow Agent to Seller, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Title Company, for further delivery to an account or accounts designated by Seller. If the Closing occurs, but Purchaser fails to initiate the wire in time for Seller to receive the amount due from Purchaser pursuant to this Agreement on or before the later of 3:00 p.m. local Atlanta, Georgia time or in sufficient time for reinvestment on the Closing Date, Purchaser shall reimburse Seller for loss of interest due to the inability to reinvest Seller’s funds on the Closing Date, calculated at the rate of five percent (5%) per annum (calculated on a per diem basis, using a 365-day year). The provisions of the preceding sentence of this section shall survive the Closing.

2.5.    Independent Contract Consideration.  In addition to, and not in lieu of the delivery to Escrow Agent of the Initial Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement to Seller, Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article 3. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

2.6.    Closing.  The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be held on October 15, 2010, or at such earlier time and date as shall be consented to by Seller and Purchaser (the “Closing Date”). Subject to the foregoing, the Closing shall be administered through the offices of the Title Company, 200 Galleria Parkway, S.E., Suite 2060, Atlanta, GA 30339. It is contemplated that the transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to the Title Company unless the parties hereto mutually agree otherwise. Each party may extend the Closing Date one time for up to ten (10) business days upon written notice to the other party delivered on or prior to the then-scheduled Closing Date in order to satisfy any Closing obligation of such party.

ARTICLE 3.

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1.    Due Diligence Inspections.

(a)    From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives to inspect the Property to perform due diligence and environmental investigations, to examine the records of Seller with respect to the Property, and make copies thereof, at such times during normal business hours as Purchaser or its representatives may request. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing unless Purchaser obtains Seller’s prior written consent to such testing. All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases at the Property and, in each case, in compliance with Seller’s rights and obligations as landlord under the Leases. Purchaser agrees that Purchaser shall make no contact with and shall not interview the tenant of the Property without the express prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense. Seller reserves the right to have a representative present at the time of making any such inspection and tour and at the time of any interviews, whether by phone or in person, with the tenant of the Property. Purchaser shall notify Seller not less than two (2) Business Days in advance of making any such inspection or tour.

(b)    If the Closing is not consummated hereunder, Purchaser shall promptly (and as a condition to the refund of the Earnest Money) deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to Seller; provided, however, that delivery of such copies and information shall be without warranty or representation whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. This Section 3.1(b) shall survive the termination of this Agreement.

(c)    To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors, or any release of Hazardous Substances resulting from the negligence of Purchaser or its representatives, agents or contractors). Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this Section 3.1.

3.2.    Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.

(a)    Seller and Purchaser acknowledge that all of the following either have been or shall be delivered or made available to Purchaser within five (5) Business Days of the Effective Date to the extent the same are in the possession of Seller (and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):

(i)	Copies of current Property tax bills and assessor’s statements of current assessed value.

(ii)	Copies of Property operating statements for the past 24 months, including operating statements from 2010, and a summary of Seller’s capital expenditures for the prior two (2) years.

(iii)	Copies of all Leases, guarantees, any amendments and letter agreements relating thereto existing as of the Effective Date.

(iv)	All Operating Agreements currently in place at the Property.

(v)	A copy of Seller’s (or its affiliate’s) current policy of title insurance with respect to the Land and Improvements.

(vi)	A copy of the Existing Survey.

(vii)	Insurance and loss-claim history, including the status of any pending litigation.

(viii)	List of employees working at the Property, if any.

(ix)	Copies of all warranties and guaranties relating to the Property.

(x)	Property Condition Report for the Property dated April 12, 2010, prepared by Green Concepts International.

(xi)	Roof Report & Repair Proposal dated July 8, 2010, from Tecta America.

(xii)	Inspection Report dated July 23, 2010, from EPCO Mechanical.

(xiii)	Phase I Environmental Site Assessment dated May 20, 1997, prepared by Terracon Environmental, Inc.

(b)    From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to Seller’s existing non-confidential books, records and files relating to the Property, at Seller’s office at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in Seller’s possession), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that, except as specifically identified in Section 3.2(a) above, Seller shall not be required to deliver or make available to Purchaser (i) any records, reports, notices, test results or other information in Seller’s possession relating to the environmental condition of the Property, and (ii) any appraisals, property condition reports, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary. Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness of any of such records, evaluations, data, investigations, reports, cost estimates or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return all copies of materials copied from Seller’s books, records and files relating to the Property. It is understood and agreed that Seller shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller’s possession. Subject to the foregoing, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in Seller’s possession:

(i)

Tenant Information. Copies of the Leases and any financial statements or other financial information of any tenants under the Leases (and the Lease guarantors, if any), written information relative to the tenants’ payment histories, and tenant correspondence, to the extent Seller has the same in its possession;

(ii)	Commission Agreements. Copies of the Commission Agreements;

(iii)

Plans. All available construction plans and specifications in Seller’s possession relating to the development, condition, repair and maintenance of the Property, the Improvements and the Personal Property;

(iv)

Permits; Licenses. Copies of any permits, licenses, or other similar documents in Seller’s possession relating to the use, occupancy or operation of the Property, including without limitation certificates of occupancy; and

(v)	Operating Costs and Expenses. All available records of any operating costs and expenses for the Property in Seller’s possession.

3.3.    Condition of the Property.

(a)    Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing subject to the express representations and warranties by Seller herein and in any document delivered to Purchaser at Closing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property.

(b)    To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller, and its partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof. In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Seller and its partners, beneficial owners, officers, directors, shareholders and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances that Purchaser or any of its affiliates, representatives, contractors, invitees, tenants or employees causes or permits to be placed, located or released on the Property after the date of Closing. The terms and provisions of this paragraph shall survive the Closing hereunder.

3.4.    Title and Survey.  Seller has ordered from the Title Company a preliminary owner’s title commitment with respect to the Property issued in favor of Purchaser (the “Title Commitment”). Seller shall request that the Title Company make copies of the Title Commitment, and copies of all underlying recorded exceptions referenced in the Title Commitment, available to Purchaser on the Title Company’s website. Seller shall arrange at its sole cost and expense for the preparation of one or more updates of the Existing Survey (each and together, the “Survey”). Purchaser shall have until the Business Day which is six (6) Business Days prior to the last day of the Inspection Period to give written notice (the “First Title Notice”) to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey or otherwise in Purchaser’s examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of exceptions to title first appearing of record after the effective date of any updated title commitment or matters of survey which would not have been disclosed by an accurate updated examination of title or preparation of an updated ALTA survey prior to date of the initial Title Commitment or the initial Survey. Seller shall have the right, but not the obligation (except as to Monetary Objections affecting the Property), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within five (5) Business Days after receipt of Purchaser’s First Title Notice (but in no event less than two (2) business days prior to the expiration of the Inspection Period) (“Cure Period”), Seller shall give written notice to Purchaser informing the Purchaser of Seller’s election with respect to such objections. If Seller fails to give written notice of election prior to the expiration of the Cure Period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, Seller shall be entitled to one adjournment of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure (except Closing shall not be extended to cure any Monetary Objections), but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections affecting the Property, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected, Purchaser’s sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller of Seller’s election not to attempt to cure any objection but in all events prior to the expiration of the Inspection Period (and upon any such termination under clause (ii), Escrow Agent shall return the Earnest Money to Purchaser). If Seller elects to cure the objections and does not do so by Closing (as may be extended hereunder), Purchaser may elect by written notice to Seller at anytime (i) to terminate the Agreement and upon such termination Escrow Agent shall promptly deliver the Earnest Money to Purchaser and neither Purchaser nor Seller shall have any obligations under this Agreement except those that expressly survive the termination of this Agreement or (ii) to purchase the Property subject to the uncured objections (except for the Monetary Objections). Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections affecting the Property at or prior to Closing, and Seller may use the proceeds of the Purchase Price at Closing for such purpose.

3.5.    Intentionally deleted.

3.6.    Termination of Agreement.  Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6, Escrow Agent shall promptly pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.

3.7.    Confidentiality.  All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser’s engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) (collectively, the “Purchaser’s Representatives”) with respect to the Property, whether delivered by Seller or any of Seller’s representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, or an examination of Seller’s books, records and files in respect of the Property (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Property is suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published as public knowledge or which is not generally available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser’s potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement or the agreements relating hereto. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of Purchaser’s Representatives’ unpermitted disclosure or use of any of the Due Diligence Material to any individual or entity other than an appropriate representative of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, attorneys and lenders and/or the use of any Due Diligence Material by any of Purchaser’s Representatives for any purpose other than as herein contemplated and permitted. If Purchaser or Seller elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.7, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. Notwithstanding anything contained herein to the contrary, Purchaser’s liability hereunder shall be limited to Seller’s actual, direct damages. The provisions of this Section shall survive the Closing and any earlier termination of this Agreement for a period of one (1) year.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1.    Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser:

(a)    Organization, Authorization and Consents.  Seller is a duly organized and validly existing joint venture under the laws of the State of Georgia. Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)    Action of Seller, Etc.  Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms.

(c)    No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

(d)    Litigation.  Seller has received no written notice that any investigation, action or proceeding is pending or, to Seller’s knowledge, threatened, which (i) if determined adversely to Seller or the Property, adversely affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(e)    Existing Leases.  (i) other than the Leases listed in the Rent Roll, Seller has not entered into any contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; (ii) the copies of the Leases heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof; and (iii) the Leases have not been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between Seller and the tenants thereunder.

(f)    Leasing Commissions.  To Seller’s knowledge, (i) there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and (ii) there are no agreements currently in effect relating to the management and leasing of the Property other than as disclosed on said EXHIBIT “C” (the “Management Agreement”); and that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Management Agreement, as of the date hereof and at the Closing have been or shall be paid in full. Seller shall terminate at its sole cost and expense at Closing the Management Agreement and the Commission Agreements as to the Property at Closing at no cost to Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser releases Seller from any responsibility for the payment of all leasing commissions payable for (A) any new leases entered into after the Effective Date that have been approved by Purchaser in accordance with Section 4.3(a), (B) the renewal, expansion or extension of any Leases existing as of the Effective Date and exercised or effected after the Effective Date that have been approved (or deemed approved) by Purchaser in accordance with Section 4.3(a), and (C) the provisions of this section shall survive the Closing.

(g)    Taxes and Assessments.  Except as may be set forth on EXHIBIT “I” attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property, which are still pending.

(h)    Environmental Matters.  Except as may be set forth in the Due Diligence Material or as otherwise disclosed in writing by Seller, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property, nor has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Property, with respect to a violation or suspected violation of any Environmental Law.

(i)    Compliance with Laws.  Except as set forth on EXHIBIT “F”, Seller has received no written notice alleging any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof where such violations remain outstanding and to Seller’s knowledge, the Property is in compliance with all applicable laws except as set forth on Exhibit “F”.

(j)    Easements and Other Agreements.  Seller has not received any written notice of Seller’s default in complying with the terms and provisions of any of the covenants, conditions, restrictions or easements affecting the Property.

(k)    Other Agreements.  Except for the Leases, the Commission Agreements, the Management Agreement and the Permitted Exceptions, Seller is not a party to any leases, Operating Agreements, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period.

(l)    Seller Not a Foreign Person.  Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(m)    Condemnation.  Seller has received no written notice of the commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property.

(n)    Employees.  Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(o)    Ownership of Personal Property.  Seller has no ownership interest in any Personal Property relating to the Property.

(p)    OFAC.  Seller is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

The representations and warranties made in this Agreement by Seller shall survive Closing for a period of one hundred eighty (180) days following Closing and shall be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller’s right to update such representations and warranties by written notice to Purchaser and in Seller’s certificate to be delivered pursuant to Section 5.1(h) hereof. If Purchaser receives written notice from Seller stating that any of its representations or warranties hereunder material to the Property have become false or require modification, and Seller does not agree in such notice to correct such material breach of its representation or warranty prior to Closing, Purchaser may elect by delivering written notice to Seller within five (5) Business Days of receipt of Seller’s notice to terminate this Agreement and upon such termination, Escrow Agent shall promptly return the Earnest Money to Purchaser and if Seller voluntarily caused such representation or warranty to become false or require modification following the end of the Inspection Period and Purchaser terminates this Agreement, Seller shall also promptly reimburse Purchaser for up to $25,000.00 of its out of pocket pursuit costs (“Pursuit Costs”).

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants under the Leases or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its “as is” condition, “with all faults,” on the Closing Date. The provisions of this paragraph shall survive the Closing until the expiration of any applicable statute of limitations.

4.2.    Knowledge Defined.  All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” shall refer only to the actual knowledge of Steven T. Campbell, Senior Vice President of Asset Management, who has been actively involved in the management of Seller’s business in respect of the Property. The term “knowledge of Seller” or “to Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise.

4.3.    Covenants and Agreements of Seller.

(a)    Leasing Arrangements.  During the pendency of this Agreement, Seller will not enter into any lease affecting the Property, or modify or amend, or terminate, any of the existing Leases without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, delayed or conditioned and which shall be deemed given unless withheld by written notice to Seller given within five (5) days after Purchaser’s receipt of Seller’s written request therefor, each of which requests shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify Seller in writing of its approval or disapproval within said five (5) Business Day period, such failure by Purchaser shall be deemed to be the approval of Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable attorneys’ fees actually incurred, by Seller pursuant to a renewal or expansion of any existing Lease or new Lease approved (or deemed approved) by Purchaser hereunder.

(b)    New Contracts.  During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance (which Purchaser agrees not to withhold or delay unreasonably), except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on 30 days (or less) notice.

(c)    Operation of Property.  During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.

(d)    Encumbrances.  Except for recording of the WDC Deed (as defined below), Seller shall not, without the prior written consent of Purchaser (which consent may be withheld in Purchaser’s sole and absolute discretion), grant, permit or otherwise create or consent to the creation of any easement, subdivision plat, restriction, restrictive covenant, lien, assessment, or encumbrance affecting any portion of the Property.

(e)    Zoning.  Seller shall not apply for or consent to any change or modification with respect to the zoning, development or use of any portion of the Property without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole and absolute discretion.

(f)    Insurance.  During the pendency of this Agreement, Seller shall, at its expense, continue to maintain the insurance policy covering the Improvements which is currently in force and effect.

(g)    Tenant Estoppel Certificates.  Seller shall endeavor in good faith (but without obligation to incur any cost or expense) and use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate in the form attached hereto as EXHIBIT “H” signed by each tenant under each of the Leases; provided that delivery of such signed Tenant Estoppel Certificates shall be a condition of Closing only to the extent set forth in Section 6.1(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used its good faith and commercially reasonable efforts as set forth above) be a default of Seller hereunder.

(h)    Deed from Predecessor to Seller.  On June 24, 1998, Seller acquired the Property from Wells Development Corporation (“WDC”); however, the deed transferring title to the Property was lost and not recorded. Prior to the date of this Agreement, Seller delivered to the Escrow Agent a special warranty deed in the form attached hereto as SCHEDULE 10 evidencing the conveyance of the Land to Seller effective as of June 24, 1998 (the “WDC Deed”). Seller shall instruct Escrow Agent to hold the WDC Deed in escrow during the pendency of this Agreement and at Closing to record the WDC Deed immediately prior to recording the Warranty Deed pursuant to this Agreement.

(i)    Payment of Bills.  All bills and other payments due from Seller with respect to the ownership, operation, leasing, and maintenance of the Property will be paid prior to Closing in the ordinary course of business.

4.4.    Representations and Warranties of Purchaser.

(a)    Organization, Authorization and Consents.  Purchaser is a duly organized and validly existing limited liability company under the laws of the State of Texas. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)    Action of Purchaser, Etc.  Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

(c)    No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)    Litigation.  Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(e)    OFAC.  Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

The representations and warranties made in this Agreement by Purchaser shall be continuing for a period of one hundred eighty (180) days following Closing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Seller and in Purchaser’s certificate to be delivered pursuant to Section 5.2(d) hereof.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1.    Seller’s Closing Deliveries.  For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to the Escrow Agent at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)    Warranty Deed.  A special warranty deed to the Land and Improvements, in the form attached hereto as SCHEDULE 1 (the “Warranty Deed”), subject only to the Permitted Exceptions, and executed, acknowledged and sealed by Seller. The legal descriptions of the

Land set forth in said Warranty Deed shall be based upon and conform to the applicable record title legal description contained in Seller’s vesting deed;

(b)    Quitclaim Deed.  If requested by Purchaser, one or more quitclaim deeds to the Land and Improvements (or any portion or portions thereof), in form and substance reasonably satisfactory to Seller, and executed, acknowledged and sealed by Seller;

(c)    Bill of Sale.  A bill of sale for the Personal Property in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), without warranty as to the title or condition of the Personal Property;

(d)    Assignment and Assumption of Leases and Security Deposits.  Two (2) counterparts of an assignment and assumption of Leases and Security Deposits in the form attached hereto as SCHEDULE 2 (the “Assignment and Assumption of Leases”), executed, acknowledged and sealed by Seller;

(e)    Assignment and Assumption of Operating Agreements.  Two (2) counterparts of an assignment and assumption of Operating Agreements in the form attached hereto as SCHEDULE 4 (the “Assignment and Assumption of Operating Agreements”), executed, acknowledged and sealed by Seller;

(f)    General Assignment.  An assignment of the Intangible Property in the form attached hereto as SCHEDULE 5 (the “General Assignment”), executed, acknowledged and sealed by Seller;

(g)    Seller’s Affidavit.  An owner’s affidavit substantially in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”), stating that there are no known boundary disputes with respect to the Property, that there are no parties in possession of the Property other than Seller and the tenants under the Leases, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within ninety (90) days prior to the Closing have been paid for in full (or that adequate provision has been made therefore to the reasonable satisfaction of the Title Company), and including such other matters as may be reasonably requested by the Title Company;

(h)    Seller’s Certificate.  A certificate in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”);

(i)    FIRPTA Certificate  A FIRPTA Certificate in the form attached hereto as SCHEDULE 8;

(j)    Evidence of Authority  Such documentation as may reasonably be required by Purchaser’s title insurer to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(k)    Settlement Statement  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(l)    Surveys and Plans.  Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

(m)    Certificates of Occupancy.  To the extent the same are in Seller’s possession, original certificates of occupancy for all space within the Improvements located on the Property;

(n)    Leases.  To the extent the same are in Seller’s possession, original executed counterparts of the Leases;

(o)    Tenant Estoppel Certificates.  On or before the fifth (5th) Business Day prior to Closing, Seller shall deliver to Purchaser all originally executed Tenant Estoppel Certificates as may be in Seller’s possession;

(p)    Notices of Sale to Tenants.  Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Tenant Notices of Sale”), which Purchaser shall send to each tenant under the Leases informing such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s interest in the Leases and the Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

(q)    Notices of Sale to Service Contractors and Leasing Agents.  Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the “Other Notices of Sale”), which Purchaser shall send to each service provider and leasing agent under the Operating Contracts assumed by Purchaser at Closing informing such service provider of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s obligations under the Operating Agreements arising after the Closing Date and directing that all future statements or invoices for services under such Operating Agreements for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

(r)    Keys and Records.  All of the keys to any door or lock on the Property and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, third party reports obtained by Seller in connection with the Property, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller deems proprietary) relating to the Property in Seller’s possession; and

(s)    Other Documents.  Such other documents as shall be reasonably necessary to effectuate the purposes and intent of this Agreement.

5.2.    Purchaser’s Closing Deliveries.  Purchaser shall obtain or execute and deliver to the Escrow Agent at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)    Assignment and Assumption of Leases.  Two (2) counterparts of the Assignment and Assumption of Leases, executed, acknowledged and sealed by Purchaser;

(b)    Assignment and Assumption of Operating Agreements.  Two (2) counterparts of the Assignment and Assumption of Operating Agreements, executed, acknowledged and sealed by Purchaser;

(c)    General Assignment.  Two (2) counterparts of the General Assignment, executed, acknowledged and sealed by Purchaser;

(d)    Purchaser’s Certificate.  A certificate in the form attached hereto as SCHEDULE 9 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

(e)    Notice of Sale to Tenants.  The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(p) hereof;

(f)    Notices of Sale to Service Contractors and Leasing Agents.  The Other Notices of Sale to Service Contractors and Leasing Agents, as contemplated in Section 5.1(q) hereof;

(g)    Settlement Statement  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(h)    Evidence of Authority.  A copy of resolutions of the Board of Directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser to be in force and unmodified as of the date and time of Closing, authorizing the purchase contemplated herein, the execution and delivery of the documents required hereunder, and designating the signatures of the persons who are to execute and deliver all such documents on behalf of Purchaser or if Purchaser is not a corporation, such documentation as Seller may reasonably require to establish that this Agreement, the transaction contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered; and

(i)    Other Documents.  Such other documents as shall be reasonably necessary to effectuate the purposes and intent of this Agreement.

5.3.    Closing Costs.  Seller shall pay the cost of the documentary stamps or transfer taxes imposed by the State of Oklahoma upon the conveyance of the Property pursuant hereto, the attorneys’ fees of Seller, the brokerage commission due Seller’s Broker, the cost of the Survey, title examination fees and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of the standard owner’s title insurance coverage, the cost of any increased premium for extended owner’s title insurance and any endorsements, all recording fees on all instruments to be recorded in connection with this transaction, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4.    Prorations and Credits.  The items in this Section 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a)    Taxes.  All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill.

(b)    Reproration of Taxes.  Within thirty (30) days after receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such items charged to or received by the parties for the year or other applicable tax period. Purchaser and Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment of the calculation as to the reproration and appropriate back-up information. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c)    Rents, Income and Other Expenses.  Rents and any other amounts paid to Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval five (5) business days prior to Closing. Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases received as of the Closing Date so that at Closing Seller will receive monthly basic rent payments through the day prior to the Closing Date and so that Seller will receive reimbursement for all expenses paid by Seller through the day prior to the Closing Date for which Seller is entitled to reimbursement under the Leases (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date and then shall be re-adjusted as provided in (f) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments, less reasonable collection costs incurred by Purchaser, by the tenants under the Leases with respect to the Property that apply to periods prior to Closing but which are received by Purchaser after Closing; provided, however, that any rents or other payments by such tenants received by Purchaser after Closing shall be applied first to any current amounts then owed to Purchaser by such tenants, with the balance, if any, paid over to Seller to the extent of delinquencies existing on the date of Closing to which Seller is entitled. It is understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases of Seller or any portion thereof which are delinquent or past due as of the Closing Date. Seller hereby retains its right to make a demand on the tenants under the Leases for sums due Seller for periods attributable to Seller’s ownership of the Property, but in no event shall Seller enter the Property without Purchaser’s prior written consent or be permitted to seek eviction of such tenants or the termination of their Leases. The provisions of this Section 5.4(c) shall survive the Closing.

(d)    Tenant Inducement Costs.  Set forth on EXHIBIT “J” attached hereto and made a part hereof is a list of tenants at the Property with respect to which Tenant Inducement Costs and/or leasing commissions have not been paid in full as of the Effective Date. Seller shall pay all such Tenant Inducement Costs, unused tenant improvement allowances and leasing commissions set forth in EXHIBIT “J” prior to Closing. Except as may be specifically provided to the contrary elsewhere in this Agreement, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) as a result of any renewals or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between the Effective Date and the Closing Date and under any new Leases, approved or deemed approved by Purchaser in accordance with said Section 4.3(a). The provisions of this Section 5.4(d) shall survive the Closing.

(e)    Security Deposits.  Purchaser shall receive at Closing a credit for all Security Deposits in connection with the Leases, together with a detailed inventory of such Security Deposits certified by Seller at Closing.

(f)    Operating Expenses.  Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from tenants for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. The provisions of this Section 5.4(f) shall survive the Closing.

(g)    Lease with Major Tenant.  Seller and Purchaser acknowledge that, as of the date of this Agreement, the Major Tenant leases the entire building from Seller, and pursuant to its lease with Seller, the Major Tenant is responsible for paying taxes, insurance and other operating expenses directly to the applicable third parties. Therefore, notwithstanding anything in this Section 5.4 to the contrary, any costs attributable to the Property payable by the Major Tenant under its lease with Seller will not be adjusted and prorated between Seller and Purchaser at Closing provided that all escrows for such sums, if any, shall be transferred to Purchaser at Closing and provided further that the Major Tenant is not in default of the payment of any such amounts.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1.    Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

(a)    Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

(b)    As of the Closing, Major Tenant shall not have filed for bankruptcy or shall not have had an involuntary petition for bankruptcy or a similar proceeding filed against it;

(c)    All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller’s knowledge and without modification (by update or otherwise, as provided in Section 5.1(h) hereof);

(d)    Tenant Estoppel Certificates from the Tenants shall have been delivered to Purchaser five (5) Business Days prior to Closing, with each such estoppel certificate (i) to be in the form attached hereto as EXHIBIT “H”, (ii) to confirm the terms of the applicable Lease as contained in the copies of the Leases obtained by or delivered to Purchaser, and (iii) to confirm the absence of any defaults under the applicable Lease as of the date thereof. The delivery of said Tenant Estoppel Certificates shall be a condition of Closing, and the failure or inability of Seller to obtain and deliver said Tenant Estoppel Certificates from any tenant, Seller having used its good faith and commercially reasonable efforts to obtain the same from such tenant(s) under the Leases, shall not constitute a default by Seller under this Agreement.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

6.2.    Conditions Precedent to Seller’s Obligations.  The obligations of Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a)    Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b)    Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

(c)    All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of

Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(d) hereof).

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1.    Casualty.  Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of One Hundred Thousand and No/100 Dollars ($100,000.00) or less; (ii) which can be restored and repaired within one hundred twenty (120) days from the date of such damage or destruction; and (iii) which are not so extensive as to allow any Major Tenant to terminate its Lease on account of such damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2.    Condemnation.  If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain (collectively, a “Taking”), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial

Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” means such instances of Taking of the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on the Property; (ii) which do not result in a decrease in the number of parking spaces at the Property (taking into account the number of additional parking spaces that can be provided within one hundred twenty (120) days of such Taking); and (iii) which are not so extensive as to allow tenants under the Leases to terminate their respective Lease or abate or reduce rent payable thereunder [unless business loss or rent insurance (subject to applicable deductibles) or condemnation award proceeds shall be available in the full amount of such abatement or reduction, and Purchaser shall receive a credit at Closing for such deductible amount] on account of such Taking.

In the event of any material Taking of the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within thirty (30) days after receipt of such notice from Seller, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement “material Taking “ means all instances of a Taking that are not immaterial, as defined herein.

If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such Taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser has not elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1.    Purchaser’s Default.  If Purchaser fails to consummate this transaction for any reason other than the default of Seller, failure of a condition to Purchaser’s obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest

Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), and 10.1 of this Agreement or for Purchaser’s obligation to pay to Seller all reasonable attorneys’ fees and costs of Seller to enforce the provisions of this Section 8.1. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

8.2.    Seller’s Default.  If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Notwithstanding the foregoing, if after the Effective Date, Seller has conveyed title to the Property to another party or intentionally and knowingly taken any other action to defeat the remedy of specific performance, Purchaser shall be entitled to seek actual damages from Seller not to exceed the Cap Limitation. Except as expressly provided to the contrary in this Section 8.2, Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction on or before sixty (60) days following the date upon which the Closing was to have occurred.

ARTICLE 9.

ASSIGNMENT

9.1.    Assignment.  Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned without the consent of Seller to any entity controlled by, or under common control with, Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption instrument shall expressly so provide. For purposes of this Section 9.1, the term “control” shall mean the ownership of at least fifty percent (50%) of the applicable entity. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1.    Broker.  Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to CB Richard Ellis/Oklahoma (“Broker”) pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Broker has joined in the execution of this Agreement for the purpose of acknowledging and agreeing that no real estate commission shall be earned by it or due it if the transaction contemplated herein does not close for any reason whatsoever. Broker acknowledges and agrees that it shall look solely to Seller, and not to Purchaser, for the payment of such commission, and Broker hereby waives and releases any present or future claims against Purchaser for the payment of such commission. In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller and Purchaser at the Closing a release and waiver of any claim Broker may have against Purchaser or the Property. Broker shall and does hereby indemnify and hold Purchaser and Seller harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser or Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Broker. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 11.

MISCELLANEOUS

11.1.    Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Moriah Real Estate Company LLC

303 W. Wall Street, Suite 1500

Midland, Texas 79704

Attention: Alfred C. Branch

Oklahoma City Office:

13800 Benson Rd. Suite 204

Edmond, Oklahoma 73013

with a copy to:	Winstead PC

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

Attention: Michael F. Alessio

Facsimile: (214) 745-5390

SELLER:	The Fund IX, Fund X, Fund XI and REIT Joint Venture

c/o Wells Real Estate Funds

6200 The Corners Parkway

Suite 250

Atlanta, Georgia 30092

Attention: Parker Hudson

Facsimile: (770) 243-8692

with a copy to:	Jackson Walker L.L.P.

1401 McKinney Street

Suite 1900

Houston, Texas 77010

Attention: Kurt Nondorf

Facsimile: (713) 308-4142

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 5:00 p.m. local Atlanta, Georgia time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party’s attorney.

11.2.    Possession.  Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

11.3.    Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4.    Publicity.  The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party may, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. Seller and Purchaser will each have the right to approve the issuance and the contents of any press release of the other party issued in connection with the Closing, which approval may not be unreasonably withheld or delayed. No party may record this Agreement or any notice hereof.

11.5.    Discharge of Obligations.  The acceptance by Purchaser of Seller’s Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

11.6.    Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.7.    Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.8.    Sale Notification Letters.  Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases and the Other Notices of Sale to each service provider and leasing agent, the obligations under whose respective Operating Agreements and Commission Agreements Purchaser has assumed at Closing. The provisions of this Section shall survive the Closing.

11.9.    Intentionally deleted.

11.10.    1031 Exchange.  Each party agrees to reasonably cooperate, but at no cost or expense to such party, with the other party (the “Exchanging Party”) and any escrow holder or exchange facilitator selected by the Exchanging Party in effecting a qualifying exchange or exchanges under Section 1031 of the Internal Revenue Code undertaken by the Exchanging Party with respect to the Property, either through assignment of this Agreement by the Exchanging Party to a qualified intermediary or through other means determined by the Exchanging Party, and the non-Exchanging Party shall execute such documents as may be reasonably requested by the Exchanging Party provided that such documents shall not increase the non-Exchanging Party’s obligations over those otherwise contained in this Contract. Neither party makes any representation regarding qualification of any exchange under Section 1031 of the Internal Revenue Code and shall not be liable to the Exchanging Party in any manner whatsoever if the exchange completed in accordance with this Section 11.10 does not qualify for any reason under Section 1031 of the Internal Revenue Code. The Exchanging Party hereby agrees to indemnify, defend and hold the non-Exchanging Party harmless from and against all costs, expenses and liabilities incurred by the non-Exchanging Party in connection with any such exchange, to the extent the same would not have been incurred by the non-Exchanging Party in the absence of such exchange. Notwithstanding anything in this Section to the contrary, it is a condition precedent to the non-Exchanging Party’s obligation to cooperate with the Exchanging Party in any such exchange that: (i) no material change to the terms of this Agreement results therefrom, (ii) the non-Exchanging Party shall not be required to acquire or hold title to any other real property for the purpose of consummating the exchange, and (iii) consummation or accomplishment of such an exchange shall not be a condition precedent or a condition subsequent to either party’s obligations under this Agreement and shall not delay the Closing.

11.11.    General Provisions.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Oklahoma. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.12.    Attorney’s Fees.  If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

11.13.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

ARTICLE 12.

INDEMNIFICATION

12.1.    Indemnification by Seller.  Following the Closing and subject to Sections 12.3, and 12.5, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Seller contained in this Agreement which survives the Closing or in any Closing Document.

12.2.    Indemnification by Purchaser.  Following the Closing and subject to Sections 12.4 and 12.5, Purchaser (and Purchaser’s permitted assignees to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Seller, its affiliates, and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.

12.3.    Limitations on Seller Indemnification.  Notwithstanding the foregoing provisions of Section 12.1, (a) Seller shall not be required to indemnify Purchaser or any Purchaser-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 12.1 above exceeds the Basket Limitation and, in such event, Seller shall be responsible for the entire amount including all amounts representing the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 12.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge (and for purposes hereof, such knowledge shall include any information contained in the Due Diligence Material) of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a “Purchaser-Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 12 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser-Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred as a result of breaches of any covenant or agreement of Seller set forth in Section 5.3, Section 5.4, Section 11.10, or Section 10.1 of this Agreement or to any Pursuit Costs that may be due Purchaser pursuant to this express terms of this Agreement. Notwithstanding anything contained in this Agreement or in any closing document to the contrary, in no event shall the properties or assets of the direct or indirect partners of Seller, or of the affiliate partnerships or corporations or successors or assigns of any such direct or indirect partners or affiliates, or the directors, officers or shareholders of any of the foregoing, be subject to satisfaction of any liabilities or obligations of Seller under this Agreement or in any closing document delivered by Seller at Closing and in no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages from Seller.

12.4.    Limitations on Purchaser Indemnification.  Notwithstanding the foregoing provisions of Section 12.1, (a) Purchaser shall not be required to indemnify Seller or any of its affiliates or partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Party”) under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Purchaser under Section 12.2 above exceeds the Basket Limitation and, in such event, Purchaser shall be responsible for the entire amount including all amounts representing the Basket Limitation, (b) in no event shall the liability of Purchaser with respect to the indemnification provided for in Section 12.2 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Seller obtains actual knowledge of any inaccuracy or breach of any representation, warranty or covenant of Purchaser contained in this Agreement (a “Seller-Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Seller and any Seller-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 12 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Seller-Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred as a result of breaches of any covenant or agreement of Purchaser set forth in Section 3.1, Section 11.10, or Section 10.1 of this Agreement. Notwithstanding anything contained in this Agreement or in any closing document to the contrary, in no event shall the properties or assets of the direct or indirect partners of Purchaser, or of the affiliate partnerships or corporations or successors or assigns of any such direct or indirect partners or affiliates, or the directors, officers or shareholders of any of the foregoing, be subject to satisfaction of any liabilities or obligations of Purchaser under this Agreement or in any closing document delivered by Purchaser at Closing and in no event shall Purchaser be liable for, nor shall Seller seek, any consequential, indirect or punitive damages from Purchaser.

12.5.    Survival.  The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive until the date which is one hundred eighty (180) days after the Closing, unless a longer or shorter survival period is expressly provided for in this Agreement, or unless prior to the date which is one hundred eighty (180) days after the Closing, Purchaser or Seller, as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files an action with respect thereto within sixty (60) days after the giving of such notice.

12.6.    Indemnification as Sole Remedy.  If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 3.3(b), Section 10.1, and this Article 12. This limitation shall not apply to any representation, warranty or covenant contained in any closing document delivered at Closing except as expressly set forth therein.

[The remainder of this page has been left blank intentionally.]

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLER:

THE FUND IX, FUND X, FUND XI AND REIT JOINT VENTURE, a Georgia joint venture

By:	WELLS REAL ESTATE FUND IX, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, its general partner

		By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

	By:	/s/ Douglas P. Williams
Leo F. Wells, III, general partner, by and through Douglas P. Williams as attorney in fact

By:	WELLS REAL ESTATE FUND X, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, its general partner

		By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

	By:	/s/ Douglas P. Williams
Leo F. Wells, III, general partner, by and through Douglas P. Williams as attorney in fact

By:	WELLS REAL ESTATE FUND XI, L.P., a Georgia limited partnership

	By:	Wells Partners, L.P., a Georgia limited partnership, its general partner

		By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

	By:	/s/ Douglas P. Williams
Leo F. Wells, III, general partner, by and through Douglas P. Williams as attorney in fact

By:	PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership

	By:	Piedmont Office Realty Trust, Inc., a Maryland corporation, its general partner

By: /s/ Robert E. Bowers
Name: Robert E. Bowers
Title: Executive Vice President

PURCHASER:

MORIAH REAL ESTATE COMPANY, LLC, Texas limited liability company, its sole manager

	By:	/s/ Alfred C. Branch
Name: Alfred C. Branch Title: President

IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 10.1 hereof.

BROKER:

CB RICHARD ELLIS / OKLAHOMA

Date of Execution:

By: /s/ James E. Austin
Name: James E. Austin
September 24, 2010	Title: VP

EXHIBIT “A”

DESCRIPTION OF LAND

Tract I:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West along the South Line of said Northeast Quarter, a distance of 1320.00 feet to the point of beginning; Thence continuing South 89°36'10" West on said South Line a distance of 518.88 feet to a point on the Easterly Right-of-Way line for Hertz Quail Springs Parkway, according to the recorded plat thereof; Thence Northeasterly along said Right-of-Way on the arc of a curve to the left, said curve having a radius of 2479.53 feet and an arc length of 506.02 feet (said curve sub-tended by a Chord bearing North 09°40'55" East and a Chord distance of 505.14 feet); Thence on a line not tangent to the last described course, North 89°46'54" East a distance of 432.03 feet; Thence South 00°13'06" East a distance of 496.00 feet to the point of beginning, and

TOGETHER WITH A SANITARY SEWER EASEMENT CREATED IN WARRANTY DEED RECORDED IN BOOK 7091, PAGE 1390, being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at the Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the point of beginning; Thence South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 673.94 feet; Thence North 89°36'08" East a distance of 279.43 feet; Thence North 19°29'19" East a distance of 278.39 feet to a point on the Southerly limits of a 20 foot sanitary sewer easement in favor of the City of Oklahoma City recorded in Book 3929 at Page 122; Thence South 70°30'41" East a distance of 15.00 feet; Thence South 19°29'19" West a distance of 288.91 feet; Thence South 89°36'08" West a distance of 270.00 feet; Thence South 00°13'06" East a distance of 659.00 feet to the point of beginning.

AND

TOGETHER WITH A STORM SEWER EASEMENT CREATED IN WARRANTY DEED RECORDED IN BOOK 7091, PAGE 1390, being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320 feet; Thence North 00°13'06" West a distance of 496.00 feet; Thence South 89°46'54" West a distance of 20.00 feet to the point of beginning; Thence continuing South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 20.00 feet; Thence North 89°46'54" East a distance of 20.00 feet; Thence South 00°13'06" East a distance of 20.00 feet to the point of beginning.

AND

TOGESTHER WITH AN EASEMENT RECORDED IN BOOK 7091, PAGE 1381, being more particularly described as follows:

A tract of land lying in the South Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1453.33 feet to the point of beginning; Thence South 00°23'50" East a distance of 20.00 feet; Thence South 89°36'10" West a distance of 20.00 feet; Thence North 00°23'50" East a distance of 20.00 feet to a point on the aforementioned South Line of said Northeast Quarter; Thence North 89°36'10" East along said Line a distance of 20.00 feet of the point of beginning.

Exhibit “A”-1

Tract II:

A tract of land lying in the Northeast Quarter of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, being described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the point of the beginning; Thence South 89°46'54" West a distance of 432.03 feet to a point on the Easterly Right-of-Way Line for Hertz Quail Springs Parkway, according to the recorded plat thereof; Thence Northeasterly along said Right-of-Way on the arc of a curve to the left, said curve having a radius of 2479.53 feet and an arc length of 60.10 feet (said curve sub-tended by a chord bearing North 03°08'27" East and a chord distance of 60.10 feet); Thence on a line not tangent to the last described course, North 89°46'54" East a distance of 428.51 feet; Thence South 00°13'06" East a distance of 60.00 feet to the Point of Beginning.

OFF SITE SANITARY SEWER EASEMENT QUAIL SPRINGS OFFICE PARK NORTH, granted in Warranty Deed recorded in Book 7299, Page 1219, and being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the Point of the Beginning; Thence South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 673.94 feet; Thence North 89°36'08" East a distance of 279.43 feet; Thence North 19°29'19" East a distance of 278.39 feet to a point on the Southerly limits of a 20 foot Sanitary Sewer Easement in favor of the City of Oklahoma City recorded in Book 3929 at Page 122; Thence South 70°30'41" East a distance of 15.00 feet; Thence South 19°29'19" West a distance of 288.91 feet; Thence South 89°36'08" West a distance of 270.00 feet; Thence South 00°13'06" East a distance of 659.00 feet to the Point of Beginning.

AND

ON SITE STORM SEWER EASEMENT LUCENT TECHNOLOGIES, ADDITIONAL PARKING QUAIL SPRINGS OFFICE PARK NORTH, granted in Warranty Deed recorded in Book 7299, Page 1219, and being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 556.00 feet; Thence South 89°46'54" West a distance of 20.00 feet to the Point of Beginning; Thence continuing South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 20.00 feet; Thence North 89°46'54" East a distance of 20.00 feet; Thence South 00°13'06" East a distance of 20.00 feet to the Point of Beginning.

Exhibit “A”-2

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

None.

Exhibit “B”-1

EXHIBIT “C”

LIST OF COMMISSION AGREEMENTS

AND EXISTING MANAGEMENT AGREEMENT

I.	Commission Agreements Entered Into By Seller During Its Ownership of Property:

None.

II.	Commission Agreements Not Entered Into By Seller, But Affecting the Property:

None.

III.	Management Agreement:

One management agreement with an entity affiliated with Seller that shall be terminated prior to Closing.

IV.

List of Tenants and Prospective Tenants for Which Commissions Will be Payable By Purchaser Post-Closing if a Lease (or Expansion, Renewal or Extension) is Entered Into Within 90 Days After Closing Date:

None.

Exhibit “C”-1

EXHIBIT “D”

FORM OF ESCROW AGREEMENT

EARNEST MONEY ESCROW AGREEMENT

ESCROW NO.___________________

This is an ESCROW AGREEMENT, made the day and year written below, by and between: CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”), and _____________________________ (“Buyer”) and _____________________________ (“Seller”).

Whereas Buyer and Seller are parties under a certain contract for the sale of certain real property known as _____________________________; and

Whereas Buyer and Seller have requested Chicago Title Insurance Company to act as Escrow Agent to hold the earnest money agreed to therein (hereafter “Deposit”), in accordance with the terms and provisions of this Earnest Money Escrow Agreement.

Now, therefore, in consideration of the promises and undertakings herein made, and the proposed issuance of a title insurance policy (or policies) underwritten by Escrow Agent, it is agreed that:

1.

Buyer and Seller hereby appoint Chicago Title Insurance Company as Escrow Agent, hereunder, and the Deposit is hereby delivered to Escrow Agent, who by signing below acknowledges its receipt, in the form of a check, dated ____________________, and payable to Escrow Agent, or wire transfer in the amount of $_______________; such receipt is made subject to Conditions of Escrow attached hereto.

2.	Escrow Agent SHALL HOLD THE DEPOSIT UNTIL WRITTEN RELEASE DISBURSEMENT INSTRUCTIONS ARE RECEIVED FROM BUYER AND SELLER.

3.	Escrow Agent is hereby authorized to and directed to invest the Deposit in the name of Buyer, by Chicago Title Insurance Company as Escrow Agent as follows:

a.

Deposits will be invested in a government insured interest-bearing account satisfactory to Buyer (“Depository”) and upon receipt of Escrow Agent’s Investment of Escrow Funds form, unless otherwise requested.

b.	The Deposit shall not be commingled with any other funds of Escrow Agent or others.

c.	There shall be no penalties for early withdrawal upon such account.

4.	Interest shall be payable at the time the Deposit is disbursed in accordance with the terms of the Escrow Agreement and written release/disbursement instructions; and

Exhibit “D”-1

5.

All investments will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided) the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day.

6.	Escrow Agent shall have NO OBLIGATION TO INVEST the deposit unless and until a satisfactory federal tax identification number is provided to the Escrow Agent, in writing or in the space below:

FEDERAL TAX I.D. NO._____________________________

TAXPAYER NAME:________________________________

7.	The investment shall be subject to the rules, regulations, policies and procedures of said Depository.

Agreed to this ______ day of ________________, 20___.

ESCROW AGENT: CHICAGO TITLE INSURANCE COMPANY BY:______________________________ TITLE: ___________________________ Address: __________________________ _________________________________

BUYER:__________________________

BY:______________________________

Address: __________________________

_________________________________

SELLER: _________________________

BY:______________________________

Address: __________________________

_________________________________

Exhibit “D”-2

CONDITIONS OF ESCROW

Escrow Agent accepts this undertaking subject to these Conditions of Escrow:

1.    The Deposit may be processed for collection in the normal course of business by Escrow Agent. Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited unless the loss or impairment to the benefit is due to the negligence or willful misconduct of Escrow Agent.

2.    Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository;

3.    Escrow Agent shall not be liable for loss or damage resulting from:

a.	any good faith act or forbearance of Escrow Agent;
b.	any default, error, action or omission of any party, other than the Escrow Agent;
c.	any defect in the title to any property unless such loss is covered under a policy of title insurance issued by the Escrow Agent;
d.

the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

e.	the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;
f.	Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;
g.	Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding;
h.	Any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

4.    Escrow Agent shall be fully indemnified by the parties hereto for all its expenses, costs and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file, in its sole discretion, to resolve any dispute as to the Deposit; or which may be filed against the Escrow Agent. Escrow Agent may not deduct any costs from the Deposit.

5.    If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

6.    The Company’s fee for acting as Escrow Agent is shown on its Escrow Services and Charges which is available upon request. These fees, which may be paid in advance, are the joint and several obligation of each party to any agreement, sales contract or other writing forming the basis for this escrow undertaking.

7.    Notwithstanding anything contained herein to the contrary, all controversies, issues, interpretation and other matters relating in any way to the escrow called for hereunder shall be interpreted and governed by the laws of the state of Georgia.

Exhibit “D”-3

8.    In the event of any conflict between the terms any provisions of these Conditions of Escrow and the terms and provisions of the Agreement or other document to which this is attached, the terms and provisions of these Conditions of Escrow shall prevail.

9.    With respect to all indemnities contained herein, Escrow Agent shall be fully indemnified by the other parties hereto and such parties shall hold Escrow Agent harmless from all damages, costs, claims and expenses arising from Escrow Agent’s performance of its duties hereunder, including reasonable attorneys fees, except for those damages, costs, claims and expenses resulting from the negligence or willful misconduct of the Escrow Agent.

Exhibit “D”-4

EXHIBIT “E”

LIST OF LEASES

Avaya Inc.

1.    Net Lease Agreement dated May 30, 1997, between Wells Development Corporation (“Wells”) (predecessor-in-interest to Landlord) and Lucent Technologies Inc. (“Lucent”).

2.    Commencement Date Agreement dated January 5, 1998, between Wells and Lucent.

3.    First Amendment to Net Lease Agreement dated March 30, 1998, between Wells and Lucent.

4.    Letter agreement dated September 25, 1998, between Wells and Lucent.

5.    Assignment of Tenant’s Interest in Lease dated effective as of September 30, 2000, by Lucent to Avaya Inc. (“Avaya”).

6.    Second Amendment to Net Lease Agreement dated as of December 17, 2007, between Seller (“Landlord”), and Avaya.

7.    Third Amendment to Net Lease Agreement dated August 24, 2009, between Landlord and Avaya.

8.    Letter agreement dated December 10, 2009, between Landlord and Avaya.

Exhibit “E”-1

EXHIBIT “F”

EXCEPTION SCHEDULE

None.

Exhibit “F”-1

EXHIBIT “G”

LIST OF OPERATING AGREEMENTS

None.

Exhibit “G”-1

EXHIBIT “H”

FORM OF TENANT ESTOPPEL CERTIFICATE

September ____, 2010

Moriah Real Estate Company, LLC

303 West Wall Street, Suite 1500

Midland, Texas 79704

Attention: Mr. Tod A. Brown, Senior Vice President

Re:	Lease at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma (the “Property”)

Ladies and Gentlemen:

The undersigned certifies to Moriah Real Estate Company, LLC, a Texas limited liability company (together with its successors, assigns and lenders, “Moriah”) and agrees with Moriah, as a potential purchaser of the referenced property and/or as a mortgage lender with respect to the Property, that all of the following are true and correct as of the date of this estoppel certificate:

1.          The undersigned is the tenant (“Tenant”) under a lease dated May 30, 1997 (the “Lease”) naming The Fund IX, Fund X, Fund XI and REIT Joint Venture as landlord (together with any predecessors, successors and/or assigns, the “Landlord”) for suite no. 100 (the “Leased Premises”), located at the Property.

2.          The Lease is in full force and effect. The Lease has not been amended, modified or supplemented except as reflected in paragraph 12 below. There are no agreements or understandings, whether written or oral, between Tenant and Landlord with respect to the Lease, the Leased Premises or the Property except as reflected in paragraph 12 below.

3.          Tenant has accepted possession of and occupies the entire Leased Premises under the Lease. The term of the Lease expires on January 31, 2015.

4.          The monthly fixed, minimum or basic rent under the Lease is $63,142.88 and has been paid through the month of September ____, 2010. All additional rent, percentage rent, Tenant’s proportionate share of real estate taxes and insurance, common area maintenance charges, contributions to any merchant’s association or promotional fund and all other sums or charges due and payable under the Lease by Tenant have been paid in full. No rents or other charges have been paid for more than one (1) month in advance of the due date thereof.

0-1

5.          The amount of the security deposit held by the Landlord under the Lease is $0.00.

6.          To the best of Tenant’s knowledge, both Tenant and Landlord have performed all of their respective obligations under the Lease and Tenant has no knowledge of any event which with the giving of notice, the passage of time, or both, would constitute a default by Landlord under the Lease.

7.          Tenant has no unresolved claims against Landlord and claims no offset or defense to enforcement of any of the terms of the Lease.

8.          All improvements required to be completed by Landlord have been completed and there are no sums due to Tenant from Landlord.

9.          Tenant has not assigned the Lease and has not subleased the Leased Premises or any part thereof.

10.        Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property. Tenant does not have any right or option for additional space in the Property.

11.        No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

12.        Attached hereto as Exhibit A is a true copy of the Lease and all amendments, modifications and supplements thereto, including the following:

a.	Commencement Date Agreement dated January 5, 1998;

b.	First Amendment to Net Lease Agreement dated March 30, 1998;

c.	Letter Agreement dated September 25, 1998;

d.	Assignment of Tenant’s Interest in Lease dated effective as of September 30, 2000;

e.	Second Amendment to Net Lease Agreement dated December 17, 2007;

f.	Third Amendment to Net Lease Agreement dated August 24, 2009; and

g.	Letter Agreement (Optional Termination Payment Calculation) dated December 10, 2009.

13.        Tenant has not received notice of any assignment, hypothecation, mortgage or pledge of Landlord’s interest in the Lease or the rents or other amounts payable thereunder.

The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Exhibit “H”-2

Tenant acknowledges that Moriah will rely on this letter in purchasing the Property and/or in making one or more loans secured by the Property. The information contained in this letter shall be for the benefit of and can be relied upon without limitation by Landlord and any such purchaser and/or any mortgage lender.

Notwithstanding any other provision of this certificate to the contrary, nothing herein shall be construed as a waiver of (i) any right which Tenant may have to audit any payments made under the Lease, (ii) any right to claim that any such payments were not properly charged or calculated in accordance with the Lease, or (iii) any right to recover from the applicable present, former or future landlord (including Landlord) any such payments made to such landlord which were in excess of the amount properly due under the Lease.

Very truly yours,

Avaya Inc., a Delaware corporation

By:
Name: Courtney Mezinis Title: Director-AGRE

Exhibit “H”-3

Exhibit A

to Tenant Estoppel Certificate

Copy of Lease and Amendments

Exhibit “H”-4

EXHIBIT “I”

PROPERTY TAX APPEALS

None.

Exhibit “I”-1

EXHIBIT “J”

TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS

RE CURRENT TENANTS FOR WHICH SELLER IS RESPONSIBLE

None.

Exhibit “J”-1

SCHEDULE 1

FORM OF SPECIAL WARRANTY DEED

After recording return to: ___________________ ___________________ ___________________	(This space reserved for recording information)

SPECIAL WARRANTY DEED

_________________________ (“Grantor”), in consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby grant, bargain, sell, transfer, and convey unto ___________________________ having a mailing address of ________________________ (“Grantee”), the real property in _______________ County, Oklahoma, described on the attached Exhibit A, together with all improvements and appurtenances (the “Property”), LESS AND EXCEPT all interests in oil, gas and other minerals previously reserved or conveyed of record, and warrants title to the same to be free, clear, and discharged of and from all former grants, charges, taxes, judgments, liens, and encumbrances of whatsoever nature granted or created by, through, or under Grantor, but not otherwise, and in any event excluding from this warranty the matters set forth on the attached Exhibit B.

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns, forever.

EXECUTED and delivered as of ______________, 2010.

_____________________________

By:	__________________________________________
Name:_____________________________________ Title:______________________________________

Schedule 1-1

ACKNOWLEDGMENT

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF ____________	)

This instrument was acknowledged before me this _____ day of ___________, 2010 by __________________________, as ______________ of __________________________.

(SEAL)	__________________________________________
Notary Public
Commission Number:_________________________
My Commission Expires:______________________

Schedule 1-2

EXHIBIT A

LEGAL DESCRIPTION

Schedule 1-3

EXHIBIT B

PERMITTED EXCEPTIONS

Schedule 1-4

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

AND SECURITY DEPOSITS

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the ______ day of _____________, 201__, by and between _________________________, a _______________ (“Assignor”), and _________________________, a _______________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “_______________ ” located in __________, __________ County, __________, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to certain leases affecting the Property, together with the security deposits, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said leases and security deposits obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.        Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated _______________, 20__, between Assignor and Assignee (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under (a) those certain leases set forth on Exhibit “B” attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the “Leases”), and (b) those certain tenant deposits presently held by Assignor and enumerated on Exhibit “B” attached hereto (the “Security Deposits”), subject to the matters more particularly described on Exhibit “D” attached hereto and made a part hereof. Assignor shall be responsible for any obligations of Assignor under the Leases, to the extent accruing prior to the date hereof.

2.        Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Leases arising from and after the date hereof, including, without limitation, Assignor’s obligations to pay leasing commissions due and

Schedule 2-1

payable in respect of any renewal or expansion of any of the existing Leases, or any new lease with a tenant under any of the Leases, after the date hereof pursuant to the Commission Agreements, provided that any renewal or expansion of any of the Existing Leases, or any new lease with a tenant under any of the Leases that was entered into after the Effective Date of the Contract (as defined therein) and prior to the date hereof was approved (or deemed approved) by Purchaser as required in the Contract.

3.        All representations and warranties of Assignor made in the Contract in respect of the Leases and the Security Deposits, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one hundred eighty (180) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty hereunder made in this Assignment unless the loss resulting from Assignor’s various breaches of its representations and warranties exceeds, in the aggregate, Fifteen Thousand and No/100 Dollars ($15,000.00), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, two and one-half percent (2.5%) of the Purchase Price (as defined in the Contract). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4.        This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

Schedule 2-2

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

,
a

By:
Name:
Its:

(CORPORATE SEAL)

ASSIGNEE:

,
a

By:
Name:
Title:

(CORPORATE SEAL)

Schedule 2-3

EXHIBIT A

Legal Description

Schedule 2-4

Exhibit B

List of Leases and Security Deposits

Schedule 2-5

Exhibit C

Lease Commission Agreements

Schedule 2-6

EXHIBIT D

Permitted Exceptions

Schedule 2-7

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the              day of                     , 20    , by                                         , a                                          (“Seller”), for the benefit of                                                                      , a                                               (“Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as “                            ” located in                 ,                      County,                     , and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.        All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of                         , 201    , between Seller and Purchaser (the “Sales Contract”).

2.        Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller

Schedule 3-1

deems proprietary) relating to the Land and Improvements (the “Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees.

3.        The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.

4.        This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

a

By:
Name:
Title:

Schedule 3-2

Exhibit “A”

Legal Description

Schedule 3-3

Exhibit “B”

List of Personal Property

Schedule 3-4

Exhibit “C”

Permitted Encumbrances

Schedule 3-5

SCHEDULE 4

FORM OF ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is made and entered into as of the              day of                     , 20    , by and between                                                  , a                                                   (“Assignor”) and                                                  , a                                                   (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “                    ” in                     ,                      County,                     , and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property, and to the extent assignable, all guaranties and warranties given in connection with the operation, construction, improvement, alteration or repair of the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.        Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated                     , 20    , between Assignor and Assignee, (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit “B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit “C” attached hereto and by this reference made a part hereof. Assignor agrees to perform any obligations of Assignor under the Service Contracts, to the extent accruing prior to the date hereof.

2.        Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

Schedule 4-1

3.        All representations and warranties of Assignor made in the Contract in respect of the Service Contracts, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one hundred eighty (180) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in this Assignment unless the loss resulting from Assignor’s various breaches of its representations and warranties hereunder exceeds, in the aggregate, Fifteen Thousand and No/100 Dollars ($15,000.00), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, two and one-half percent (2.5%) of the Purchase Price (as defined in the Contract). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4.        This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

a

By:
Name:
Title:

Schedule 4-2

ASSIGNEE:

,
a

By:
Name:
Title:

            (CORPORATE SEAL)

Schedule 4-3

Exhibit A

Legal Description

Schedule 4-4

Exhibit B

Assigned Contracts

Schedule 4-5

Exhibit C

Permitted Exceptions

Schedule 4-6

SCHEDULE 5

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the          day of                     , 20    , by                                         , a                                               (“Assignor”) to                                         , a                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “                                         ” located in                     ,                      County,                     , and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable tradenames, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property, subject to the matters set forth on Exhibit “B” attached hereto and made a part hereof;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.        Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of                                         , 20    , between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or

Schedule 5-1

other entity or instrumentality solely in respect of the Land or Improvements; and (iv) all trade names, trade marks and other identifying material associated with the Land and the Improvements (collectively, the “Intangible Property”).

2.        All representations and warranties of Assignor made in the Contract in respect of the Intangible Property, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of one hundred eighty (180) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in this Assignment unless the loss resulting from Assignor’s breach of its representations and warranties hereunder exceeds, in the aggregate, Fifteen Thousand and No/100 Dollars ($15,000.00), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, two and one-half percent (2.5%) of the Purchase Price (as defined in the Contract). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

3.        This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

,
a

By:
Name:
Title:

Schedule 5-2

Exhibit “A”

Legal Description

Schedule 5-3

Exhibit “B”

Permitted Exceptions

Schedule 5-4

SCHEDULE 6

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF ____________

COUNTY OF __________

Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1.      That the undersigned is the _______________ of _________________________, a _______________ (hereinafter referred to as “Owner”) and as such officer of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.      That Owner is the owner of certain real property located in __________ County, __________, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

3.      That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4.      That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.

5.      That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.      That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

Schedule 6-1

7.      That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. The federal employer identification number of the Owner is _______________ and Owner’s address is 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092. This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest

8.      That, except for ______________________ (hereinafter referred to as “Broker”) engaged by Owner in connection with the sale of the Property to _____________________, a ____________________ (hereinafter referred to as “Purchaser”) and those certain leasing agents (hereinafter referred to as the “Leasing Agents”) set forth on EXHIBIT D attached hereto and made a part hereof in connection with certain brokers’ commission agreements, Owner has not engaged any “broker’s” services (as defined in O.C.G.A. § 44-14-601) with regard to the purchase, sale, management, lease, option or other conveyance of any interest in the Property; as to Broker, the Closing Statement executed in connection with the sale of the Property to Purchaser reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; as to the Leasing Agents, all amounts owed to the Leasing Agents through the date hereof have been paid in full as of the date hereof; and as of the date hereof, Owner has not received any notice of lien from Broker, any of the Leasing Agents or any other real estate broker, salesman, agent or similar person relating to the Property.

9.      That to Owner’s knowledge there are no boundary disputes affecting the Property.

10.    That this Affidavit is made to induce ____________________ Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,

this _____ day of ____________, 201__.

(SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

Schedule 6-2

EXHIBIT A

Legal Description

Schedule 6-3

EXHIBIT B

Existing Encumbrances

Schedule 6-4

EXHIBIT B-1

List of any Pending Actions regarding Tenant Matters

Schedule 6-5

EXHIBIT C

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

Schedule 6-6

EXHIBIT D

Leasing Commission Agreements

Schedule 6-7

SCHEDULE 7

FORM OF SELLER’S CERTIFICATE

(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by _________________________, a _______________ (“Seller”), this ___ day of ______________, 20__, for the benefit of _________________________, a _______________ (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement , dated as of _______________, 20__, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “_______________” located in __________, __________ County, __________, and more particularly described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of one hundred eighty (180) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in this Certificate unless the loss resulting from Seller’s various breaches of its representations and warranties hereunder exceeds, in the aggregate, Fifteen Thousand and No/100 Dollars ($15,000.00), in which event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller’s total liability for any such breach or breaches exceed, in the aggregate, two and one-half percent (2.5%) of the Purchase Price (as defined in the Contract). In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the date hereof.

[signatures begin on next page]

Schedule 7-1

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

____________________________________,
a _______________________

By: _________________________________
Name:	_______________________________
Title:	_______________________________

Schedule 7-2

EXHIBIT “A”

LEGAL DESCRIPTION

Schedule 7-3

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Schedule 7-4

SCHEDULE 8

FORM OF SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________________, a _______________ (the “Seller”), the Seller hereby certifies as follows:

1.        The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.        The Seller’s U.S. employer identification number is _______________; and

3.        The Seller’s office address is 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that ____________________________, a________________________, will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

Date:________________, 20__	______________________________________(Seal)
By:________________________________________

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

Schedule 8-1

SCHEDULE 9

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by _________________________ (“Purchaser”), this ___ day of ______________, 20__, for the benefit of _________________________, a _______________ (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of _______________, 201__, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “_______________” located in __________, __________ County, __________, and more particularly described on EXHIBIT “A” attached hereto (the “Property”), Purchaser certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of one hundred eighty (180) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said one hundred eighty (180) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, Purchaser shall have no liability to Seller for the breach of any representation or warranty made in this Certificate unless the loss resulting from Purchaser’s various breaches of its representations and warranties hereunder exceeds, in the aggregate, Fifteen Thousand and No/100 Dollars ($15,000.00), in which event Purchaser shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Purchaser’s total liability for any such breach or breaches exceed, in the aggregate, two and one-half percent (2.5%) of the Purchase Price (as defined in the Contract). In no event shall Purchaser be liable for, nor shall Seller seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Purchaser be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Seller prior to the date hereof.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”

Schedule 9-1

___________________________________,
a _______________________

By: ________________________________

Name:	______________________________

Title:	_______________________________

                                                 (CORPORATE SEAL)

Schedule 9-2

EXHIBIT “A”

LEGAL DESCRIPTION

Schedule 9-3

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Schedule 9-4

SCHEDULE 10

WDC DEED

After recording return to: Jackson Walker L.L.P. 1401 McKinney Street, Suite 1900 Houston, Texas 77010 Attention: Kurt Nondorf	(This space reserved for recording information)

SPECIAL WARRANTY DEED

Wells Development Corporation, a Georgia corporation (“Grantor”) and The Fund IX, Fund X, Fund XI and REIT Joint Venture, a Georgia joint venture (collectively, “Grantee”) previously entered into that certain Agreement for Purchase and Sale of Real Property dated May 30, 1997 (as amended, the “Agreement”). Pursuant to the Agreement, Grantor and Grantee consummated the sale of the Property (defined below) on June 24, 1998 (the “Effective Date”) and the deed conveying the Property (defined below) from Grantor to Grantee (the “Deed”) was delivered to Grantee on the Effective Date. However, subsequent to the Effective Date, the Deed was lost and therefore not recorded. Grantor has therefore executed and acknowledged this Special Warranty Deed as evidence of Grantor’s sale to Grantee on the Effective Date, for recordation purposes.

Grantor, in consideration of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby grant, bargain, sell, transfer, and convey unto Grantee, having a mailing address of 6200 The Corners Parkway, Norcross, Georgia 30092, the real property in Oklahoma County, Oklahoma, described on the attached Exhibit A, together with all improvements and appurtenances (the “Property”), LESS AND EXCEPT all interests in oil, gas and other minerals previously reserved or conveyed of record, and warrants title to the same to be free, clear, and discharged of and from all former grants, charges, taxes, judgments, liens, and encumbrances of whatsoever nature granted or created by, through, or under Grantor, but not otherwise, and in any event excluding from this warranty all matters of record affecting the Property, insofar and only to the extent that such matters of record were valid, subsisting and enforceable and applied to and covered the Property as of the Effective Date.

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns, forever.

Schedule 10-1

EXECUTED and delivered as of ______________, 2010, but to be effective as of the Effective Date.

Wells Development Corporation

By:	__________________________________________
Name:_____________________________________ Title:______________________________________

Schedule 10-2

ACKNOWLEDGMENT

STATE OF GEORGIA	)
	)	SS:
COUNTY OF GWINNETT	)

This instrument was acknowledged before me this _____ day of ___________, 2010, by __________________________, as ______________ of Wells Development Corporation.

(SEAL)	__________________________________________
Notary Public
Commission Number:_________________________
My Commission Expires:______________________

Schedule 10-3

EXHIBIT A

LEGAL DESCRIPTION

Tract I:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West along the South Line of said Northeast Quarter, a distance of 1320.00 feet to the point of beginning; Thence continuing South 89°36'10" West on said South Line a distance of 518.88 feet to a point on the Easterly Right-of-Way line for Hertz Quail Springs Parkway, according to the recorded plat thereof; Thence Northeasterly along said Right-of-Way on the arc of a curve to the left, said curve having a radius of 2479.53 feet and an arc length of 506.02 feet (said curve sub-tended by a Chord bearing North 09°40'55" East and a Chord distance of 505.14 feet); Thence on a line not tangent to the last described course, North 89°46'54" East a distance of 432.03 feet; Thence South 00°13'06" East a distance of 496.00 feet to the point of beginning, and

TOGETHER WITH A SANITARY SEWER EASEMENT CREATED IN WARRANTY DEED RECORDED IN BOOK 7091, PAGE 1390, being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at the Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the point of beginning; Thence South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 673.94 feet; Thence North 89°36'08" East a distance of 279.43 feet; Thence North 19°29'19" East a distance of 278.39 feet to a point on the Southerly limits of a 20 foot sanitary sewer easement in favor of the City of Oklahoma City recorded in Book 3929 at Page 122; Thence South 70°30'41" East a distance of 15.00 feet; Thence South 19°29'19" West a distance of 288.91 feet; Thence South 89°36'08" West a distance of 270.00 feet; Thence south 00°13'06" East a distance of 659.00 feet to the point of beginning.

AND

TOGETHER WITH A STORM SEWER EASEMENT CREATED IN WARRANTY DEED RECORDED IN BOOK 7091, PAGE 1390, being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320 feet; Thence North 00°13'06" West a distance of 496.00 feet; Thence South 89°46'54" West a distance of 20.00 feet to the point of beginning; Thence continuing South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 20.00 feet; Thence North 89°46'54" East a distance of 20.00 feet; Thence South 00°13'06" East a distance of 20.00 feet to the point of beginning.

AND

TOGETHER WITH AN EASEMENT RECORDED IN BOOK 7091, PAGE 1381, being more particularly described as follows:

A tract of land lying in the South Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at the Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1453.33 feet to the point of beginning; Thence South 00°23'50" East a distance of 20.00 feet; Thence South 89°36'10" West a distance of 20.00 feet; Thence North 00°23'50" East a distance of 20.00 feet to a point on the aforementioned South Line of said Northeast Quarter; Thence North 89°36'10" East along said Line a distance of 20.00 feet of the point of beginning.

Schedule 10-4

Tract II:

A tract of land lying in the Northeast Quarter of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, being described as follows: COMMENCING at the Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the point of beginning; Thence South 89°46'54" West a distance of 432.03 feet to a point on the Easterly Right-of-Way Line for Hertz Quail Springs Parkway, according to the recorded plat thereof; Thence Northeasterly along said Right-of-Way on the arc of a curve to the left, said curve having a radius of 2479.53 feet and an arc length of 60.10 feet (said curve sub-tended by a chord bearing North 03°08'27" East and a chord distance of 60.10 feet); Thence on a line not tangent to the last described course, North 89°46'54" East a distance of 428.51 feet; Thence South 00°13'06" East a distance of 60.00 feet to the Point of Beginning.

OFF SITE SANITARY SEWER EASEMENT QUAIL SPRINGS OFFICE PARK NORTH, granted in Warranty Deed recorded in book 7299, page 1219, and being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being most particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 496.00 feet to the Point of Beginning; Thence South 89°46'54" West a distance of 20.00 feet; thence North 00°13'06" West a distance of 673.94 feet; Thence North 89°36'08" East a distance of 279.43 feet; Thence North 19°29'19" East a distance of 278.39 feet to a point on the Southerly limits of a 20 foot Sanitary Sewer Easement in favor of the City of Oklahoma City recorded in Book 3929 at Page 122; Thence South 70°30'41" East a distance of 15.00 feet; Thence South 19°29'19" West a distance of 288.91 feet; Thence South 89°36'08" West a distance of 270.00 feet; Thence South 00°13'06" East a distance of 659.00 feet to the Point of Beginning.

AND

ON SITE SEWER EASEMENT LUCENT TECHNOLOGIES, ADDITIONAL PARKING QUAIL SPRINGS OFFICE PARK NORTH, granted in Warranty Deed recorded in Book 7299, page 1219, and being more particularly described as follows:

A tract of land lying in the North Half of Section 12, Township 13 North, Range 4 West of the Indian Meridian, City of Oklahoma City, Oklahoma County, Oklahoma, and being more particularly described as follows: COMMENCING at Southeast Corner of the Northeast Quarter of said Section 12; Thence South 89°36'10" West, along the South Line of said Northeast Quarter, a distance of 1320.00 feet; Thence North 00°13'06" West a distance of 556.00 feet; Thence South 89°46'54" West a distance of 20.00 feet to the Point of Beginning; Thence continuing South 89°46'54" West a distance of 20.00 feet; Thence North 00°13'06" West a distance of 20.00 feet; Thence North 89°46'54" East a distance of 20.00 feet; Thence South 00°13'06" East a distance of 20.00 feet to the Point of Beginning.

Schedule 10-5

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS	1
ARTICLE 2.	PURCHASE AND SALE	6
2.1.	Agreement to Sell and Purchase	6
2.2.	Permitted Exceptions	6
2.3.	Earnest Money.	6
2.4.	Purchase Price	7
2.5.	Independent Contract Consideration	7
2.6.	Closing	8

ARTICLE 3.	PURCHASER’S INSPECTION AND REVIEW RIGHTS	8
3.1.	Due Diligence Inspections.	8
3.2.	Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.	9
3.3.	Condition of the Property.	11
3.4.	Title and Survey	12
3.5.	Intentionally deleted.	12
3.6.	Termination of Agreement	13
3.7.	Confidentiality	13

ARTICLE 4.	REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS	14
4.1.	Representations and Warranties of Seller	14
4.2.	Knowledge Defined	17
4.3.	Covenants and Agreements of Seller.	17
4.4.	Representations and Warranties of Purchaser.	18

ARTICLE 5.	CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS	19
5.1.	Seller’s Closing Deliveries	19
5.2.	Purchaser’s Closing Deliveries	21
5.3.	Closing Costs	22
5.4.	Prorations and Credits	23

ARTICLE 6.	CONDITIONS TO CLOSING	24
6.1.	Conditions Precedent to Purchaser’s Obligations	24
6.2.	Conditions Precedent to Seller’s Obligations	25

ARTICLE 7.	CASUALTY AND CONDEMNATION	26
7.1.	Casualty	26
7.2.	Condemnation	26

ARTICLE 8.	DEFAULT AND REMEDIES	27
8.1.	Purchaser’s Default	27
8.2.	Seller’s Default	28

ARTICLE 9.	ASSIGNMENT	28

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9.1.	Assignment	28

ARTICLE 10.	BROKERAGE COMMISSIONS	29
10.1.	Broker	29

ARTICLE 11.	MISCELLANEOUS	29
11.1.	Notices	29
11.2.	Possession	31
11.3.	Time Periods	31
11.4.	Publicity	31
11.5.	Discharge of Obligations	31
11.6.	Severability	31
11.7.	Construction	31
11.8.	Sale Notification Letters	31
11.9.	Intentionally deleted.	32
11.10.	1031 Exchange	32
11.11.	General Provisions	32
11.12.	Attorney’s Fees	32
11.13.	Counterparts	33

ARTICLE 12.	INDEMNIFICATION	33
12.1.	Indemnification by Seller	33
12.2.	Indemnification by Purchaser	33
12.3.	Limitations on Seller Indemnification	33
12.4.	Limitations on Purchaser Indemnification	34
12.5.	Survival	34
12.6.	Indemnification as Sole Remedy	35

EXHIBITS AND SCHEDULES

EXHIBIT “A”	DESCRIPTION OF LAND
EXHIBIT “B”	LIST OF PERSONAL PROPERTY
EXHIBIT “C”	LIST OF COMMISSION AGREEMENTS AND EXISTING MANAGEMENT AGREEMENT
EXHIBIT “D”	FORM OF ESCROW AGREEMENT
EXHIBIT “E”	LIST OF LEASES
EXHIBIT “F”	EXCEPTION SCHEDULE
EXHIBIT “G”	LIST OF OPERATING AGREEMENTS
EXHIBIT “H”	FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT “I”	PROPERTY TAX APPEALS
EXHIBIT “J”	TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS RE CURRENT TENANTS FOR WHICH SELLER IS RESPONSIBLE

SCHEDULE 1	FORM OF SPECIAL WARRANTY DEED
SCHEDULE 2	FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

ii

SCHEDULE 3	FORM OF BILL OF SALE TO PERSONAL PROPERTY
SCHEDULE 4	FORM OF ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS
SCHEDULE 5	FORM OF GENERAL ASSIGNMENT OF SELLER’S INTEREST IN INTANGIBLE PROPERTY
SCHEDULE 6	FORM OF SELLER’S AFFIDAVIT (FOR PURCHASER’S TITLE INSURANCE PURPOSES)
SCHEDULE 7	FORM OF SELLER’S CERTIFICATE (AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)
SCHEDULE 8	FORM OF SELLER’S FIRPTA AFFIDAVIT
SCHEDULE 9	FORM OF PURCHASER’S CERTIFICATE (AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)
SCHEDULE 10	WDC DEED

iii